Exhibit 99.1

FOR IMMEDIATE RELEASE
ALLIED WORLD ASSURANCE TO ACQUIRE DARWIN PROFESSIONAL UNDERWRITERS,
SIGNIFICANTLY EXPANDS U.S. OPERATIONS
PEMBROKE, BERMUDA June 30, 2008 — Allied World Assurance Company Holdings, Ltd (NYSE: AWH) and Darwin Professional Underwriters, Inc. (NYSE: DR) today announced a definitive merger agreement whereby Allied World would acquire Darwin. Darwin offers a wide array of specialty and primary professional lines coverages, which includes an industry leading health care professional liability franchise and a strong niche errors and omissions division. Darwin has also developed a business and technology model to underwrite small professional liability business, which is expected to complement Allied World’s large account, specialty insurance and reinsurance strategy.
Scott Carmilani, President and Chief Executive Officer of Allied World, commented, “Acquiring Darwin is expected to immediately enhance both companies’ market profile and accelerate Allied World’s expansion of its U.S. specialty insurance operations. This acquisition will more than double Allied World’s presence in the U.S., particularly within the U.S. health care market. Darwin’s strong reputation for both product and technology innovation will continue as a hallmark of Allied World. By bringing together two companies that have complementary product offerings, cultures and commitments to client service, we will continue to strengthen our global franchise.”
Darwin’s President and Chief Executive Officer Stephen J. Sills, who has decided to retire upon the closing of the transaction, commented, “We are gratified that the franchise we have built through the hard work and dedication of our employees and the support of our producer partners will be further expanded as part of a larger global organization. We feel certain that what we have created at Darwin will quickly enhance Allied World’s name recognition in the U.S. in the specialty professional liability market. With this transaction, Darwin will continue in its evolution, now as a center of excellence for Allied World’s U.S. specialty business.”
Jack Sennott, Darwin’s Chief Financial Officer, who will become the Chief Operating Officer of Darwin upon the closing of the transaction, added, “The Darwin Team is very excited about becoming part of Allied World. Darwin will reap the benefits from being part of a global company with strong ratings, a worldwide distribution network and over $3 billion in capital.”

ALLIED WORLD ASSURANCE COMPANY, LTD	27 Richmond Road	Mailing Address:	T. 441 278 5400
	Pembroke HM 08	P.O. Box HM 3010	F. 441 296 3428
	Bermuda	Hamilton HM MX	E. info@awac.com
		Bermuda	www.awac.com

Under the terms of the merger agreement, security holders of Darwin will receive approximately $550 million in cash, or $32.00 per share, in exchange for 100% of their interests in Darwin Professional Underwriters, Inc. The $32.00 per share purchase price is subject to a downward adjustment in the event that certain representations by Darwin in the merger agreement with respect to its capitalization are breached and, as a result of such breach, the aggregate consideration payable by Allied World in the merger is increased by more than $1,000,000. The boards of directors of both companies have approved the transaction, which is subject to customary closing conditions, including obtaining various regulatory approvals and the approval of Darwin’s shareholders. A subsidiary of Alleghany Corporation has agreed to vote 40% of the outstanding Darwin shares in favor of the transaction. The transaction is expected to be completed during the fourth quarter of 2008 and is anticipated to be accretive to Allied World’s earnings in the first full year after the closing. Pending the completion of this transaction, both companies will continue to conduct business as usual.
About Allied World Assurance Company
Allied World Assurance Company Holdings, Ltd, through its subsidiaries, is a global provider of insurance and reinsurance solutions, offering superior client service through offices in Bermuda, the United States and Europe. Allied World’s insurance and reinsurance subsidiaries are rated A (Excellent) by A.M. Best Company and A- (Strong) by Standard & Poor’s. Allied World’s Bermuda and U.S. insurance and reinsurance subsidiaries are rated A2 (Good) by Moody’s Investors Service. For further information on Allied World, please visit the website at http://www.awac.com.
About Darwin Professional Underwriters, Inc.
Darwin is a specialty insurance group based in Farmington, Connecticut. The company is focused on the professional liability insurance market and underwrites directors and officers liability for public and private companies, errors and omissions liability insurance, medical malpractice liability insurance, and other specialty coverage. Darwin member companies include Darwin Professional Underwriters, Inc., Darwin National Assurance Company (DNA), and Darwin Select Insurance Company (Darwin Select). DNA and Darwin Select have earned a financial strength rating of “A- (Excellent)” from A.M. Best Company. Darwin is traded on the New York Stock Exchange under the ticker symbol, “DR.” For more about Darwin visit http://www.darwinpro.com.
Conference Call
Allied World and Darwin will host a conference call for analysts and investors on Monday, June 30, 2008 at 11:00 a.m. (Eastern Time) to discuss the details of this announcement. The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at

ALLIED WORLD ASSURANCE COMPANY, LTD	27 Richmond Road	Mailing Address:	T. 441 278 5400
	Pembroke HM 08	P.O. Box HM 3010	F. 441 296 3428
	Bermuda	Hamilton HM MX	E. info@awac.com
		Bermuda	www.awac.com

http://www.awac.com. In addition, the conference call can be accessed by dialing 866-203-3206 (U.S. and Canada callers) or 617-213-8848 (international callers) and entering the passcode 41271733 approximately ten minutes prior to the call.
Following the conclusion of the presentation, a replay of the call will be available through July 14, 2008 by dialing 888-286-8010 (U.S. and Canada callers) or 617-801-6888 (international callers) and entering the passcode 86693658. In addition, the webcast will remain available online through July 14, 2008 at http://www.awac.com and http://www.darwinpro.com.
Participants in the Solicitation
The directors and executive officers of Darwin may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Darwin’s directors and executive officers is available in Darwin’s proxy statement for its 2008 Annual Meeting filed with the SEC on April 7, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Darwin’s stockholder approval or the failure to satisfy other conditions to completion of the merger; risks that the proposed transaction disrupts current plans and operations; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; investigations of market practices and related settlement terms; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other

ALLIED WORLD ASSURANCE COMPANY, LTD	27 Richmond Road	Mailing Address:	T. 441 278 5400
	Pembroke HM 08	P.O. Box HM 3010	F. 441 296 3428
	Bermuda	Hamilton HM MX	E. info@awac.com
		Bermuda	www.awac.com

factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise. For further information, please contact:
Allied World Assurance Company
Media:
Faye Cook
Assistant Vice President,
Marketing & Communications
T: 441-278-5406
E: faye.cook@awac.com
Investor Relations:
Keith Lennox
Investor Relations Officer
T: 212-635-5319
E: keith.lennox@awac.com
Darwin Professional Underwriters
All queries:
Jack Sennott
Chief Financial Officer & Executive Vice President
T: 860-284-1918
E: jsennott@darwinpro.com

ALLIED WORLD ASSURANCE COMPANY, LTD	27 Richmond Road	Mailing Address:	T. 441 278 5400
	Pembroke HM 08	P.O. Box HM 3010	F. 441 296 3428
	Bermuda	Hamilton HM MX	E. info@awac.com
		Bermuda	www.awac.com